Exhibit 32.2

STATEMENT PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, the undersigned certifies that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Infinity Pharmaceuticals, Inc.

Date: August 9, 2016	/s/Lawrence E. Bloch, M.D., J.D.
Lawrence E. Bloch, M.D., J.D.
Executive Vice President, Chief Financial Officer and Chief Business Officer
(Principal Financial Officer & Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Infinity Pharmaceuticals, Inc. and will be retained by Infinity Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.